Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333‑63342, 333-64462, 333‑103266, 333‑132844, 333‑132845, 333‑158960, 333‑162262, 333‑206214, 333‑206832, and 333-230858) on Form S-8 and (No. 333-265745, 333‑131593, 333-187047, 333‑212372, 333-162263, and 333-232920) on Form S‑3 of our reports dated February 27, 2023, with respect to the consolidated financial statements of Fidelity National Information Services, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Jacksonville, Florida
February 27, 2023